UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2021

KENONGWO GROUP US, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-239929	37-1914208
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Yangjia Group, Xiaobu Town

Yuanzhou District, Yichun City

(Address of Principal Executive Office) (Zip Code)

+86-400-915-2178

(Registrant’s telephone number, including area code)

John B. Lowy, Esq.

1345 Avenue of the Americas, Second Floor, New York, NY 10105

(212) 371-7799

(Name, Address and Telephone Number of Person Authorized to Receive

Notice and Communications on Behalf of the Person(s) Filing Statement)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b 2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 5, 2021, the Company amended its articles of incorporation to reverse split its common stock at a rate of 1 for 10 (the “Reverse Split”). On November 1, 2021, FINRA announced the Reverse Split, which took effect at the opening of business on November 2, 2021.

Item 8.01.  Other Events.

On November 3, 2021, the Company issued 100,000,000 post-reverse split shares to Mr. Jianjun Zhong, the Company’s Chairman, President and Treasurer, in consideration and recognition of his services to the Company. The 100,000,000 shares issued to Mr. Zhong represents 98.2% of the Company’s 101,882,482 now issued and outstanding shares. In addition to the 100,000,000 shares issued to him on November 3, 2021, Mr. Zhong also owns 1,400,000 post-Reverse Split shares.

Item 9.01 Exhibits.

Exhibits:

3.3	Certificate of Change, filed with Nevada on October 5, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Kenongwo Group US, Inc.

November 5, 2021	By:	/s/ Jianjun Zhong
Jianjun Zhong, President

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